Exhibit 10.1

AGREEMENT FOR THE PURCHASE AND SALE OF

COMMON STOCK OF CLOUD B, INC.

This Agreement ("Agreement") is made as of February 17, 2020, between Edison Nation, Inc., a Nevada corporation (the "Seller") and Pearl 33 Holdings, LLC, a Delaware limited liability company (the "Buyer”).

WHEREAS, Seller owns common stock of Cloud B, Inc., a California corporation (“Cloud B” or the "Company"); and,

WHEREAS, Seller desires to sell and Buyer desires to purchase, 80,065 shares of the common stock of the Company (“Cloud B Shares”), constituting a 72.154% ownership interest in the Company based on 110,964 shares of common stock outstanding as of the date of and in accordance with this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.	Purchase and Sale.

1.1       Pursuant to the terms and conditions of this Agreement, Seller hereby agrees to sell to Buyer and Buyer hereby agrees to purchase from Seller, 80,065 of common stock of the Company (the “Cloud B Shares” and also referred to herein as, the "Purchased Shares”)

1.2       The purchase price for the Purchased Shares to be paid by the Buyer to the Seller at the Closing hereof is $1.00, and other good and valuable consideration (the "Purchase Price").

1.3       As additional consideration, Buyer hereby agrees to release any and all claims Seller, and its officers, directors or affiliates, as set forth in the Release Agreement attached hereto as Exhibit A.

1.4       Seller hereby agrees to indemnify, defend and hold harmless Buyer, and its owners, managers and representatives, as set forth in the Indemnification Agreement attached hereto as Exhibit B.

Section 2.	Closing.

2.1       The closing shall take place, subject to the conditions set forth in Section 2.2 hereof on February 17, 2020, at a time and place mutually agreed upon by the parties hereto. The date and time of closing are herein referred to as the "Closing Date" or the "Closing."

2.2        The obligation of the Seller to sell the Purchased Shares, and the obligation of the Buyer to purchase the Purchased Shares, is subject to the conditions set forth below being complied with to the satisfaction of, or waived by, the Seller or the Buyer, as the case may be, on or before the Closing Date.

2.2.1       Delivery of Purchase Price. The Seller shall have received a total cash payment of $1.00 representing the cash portion of the Purchase Price.

2.2.2       Delivery of Release Agreement. The Buyer shall deliver to Seller the executed Release Agreement.

2.2.3       Buyer’s Representations and Warranties. The representations and warranties of the Buyer set forth in Section 4 of this Agreement shall be true and correct as of the Closing Date.

2.2.4       Delivery of Indemnification Agreement. The Seller shall deliver to Buyer the executed Indemnification Agreement.

2.2.5       Seller’s Representations and Warranties. The representations and warranties of the Seller, set forth in Section 3 of this Agreement, shall be true and correct as of the Closing Date.

Section 3.	Seller’s Representations and Warranties.

Seller represents and warrants to Buyer that:

3.1       Organization, Good Standing, etc. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business requires it to be so qualified. The Company has all requisite corporate power and authority to carry on its business as now conducted.

3.2       No Conflict. The execution, delivery and performance by the Seller of this Agreement will not conflict with or result in the breach of or constitute a default under any other agreement or instrument to which the Company is a part of which it or its property may be bound, or result in the creation of any lien thereunder.

3.3       Authorization. This Agreement has been duly authorized, executed and delivered by the Seller.

3.4       No Violation. The execution, delivery or performance by the Seller of this Agreement does not contravene any law, regulation, order or judgment applicable to or binding on the Seller, and will not result in a breach of, or constitute a default under, or contravene any provisions of, any agreement to which the Seller is a party or by which he is bound.

3.5       No Consents or Approvals. Neither the execution, delivery or performance by the Seller of this Agreement requires the consent or approval of, the giving of notice to, the registration with, the recording or filing of any documents with, or the taking of any other action in respect of, any federal, state or local governmental commission, authority, agency or body.

3.6       Financial Statements. Seller represents that Cloud B is insolvent with liabilities and potential claims exceeding assets.

Section 4.	Buyer’s Representation and Warranties.

The Buyer represents and warrants to the Seller that:

4.1       No Violation. The execution, delivery or performance by the Buyer of this Agreement does not contravene any law, regulation order or judgment applicable to or binding on the Buyer and will not result in a breach of, or constitute a default, or contravene any provision of, any agreement to which Buyer is a party or by which he is bound.

4.2       No Consents or Approvals. Neither the execution, delivery or performance by the Buyer of this Agreement requires the consent or approval of, the giving of notice to, the registration with, the recording or filing of any documents with, or the taking of any other action in respect of, any federal, state or local governmental commission, authority, agency or body.

4.3       Securities Laws. The Buyer acknowledges and agrees that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, and that the transfer of the Shares may be effected only pursuant to an effective registration under the Securities Act and applicable state securities laws or an exemption, therefore. The Buyer is acquiring the Shares for its own account for the purpose of investment only and not with a present intention to transfer, hypothecate, resell or otherwise distribute such Shares within the meaning of the Securities Act and applicable state securities laws.

Section 5.	Additional Agreements.

Release Agreement attached hereto as Exhibit A.

Indemnification Agreement attached hereto as Exhibit B.

Section 6.	Further Assurances.

6.1.       By Seller. Seller will do, execute, acknowledge and deliver, or shall cause to be done, executed, acknowledged and delivered all such further acts, conveyances and assurances the Buyer may reasonably require for accomplishment of the purposes of this Agreement.

6.2.       By Buyer. The Buyer will do, execute, acknowledge and deliver, or shall cause to be done, executed, acknowledged and delivered, all such further acts, conveyances and assurances as Seller may reasonably require for accomplishment of the purposes of this Agreement.

Section 7.	Miscellaneous.

7.1.       Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

7.2.        Amendment. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing which purports to terminate, amend, supplement, waive or modify this Agreement or any of the terms hereof and is signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought.

7.3.       Successors and Assigns. The terms of this Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective successors and assigns.

7.4.       Governing Law. This Agreement, including all matters of construction, validity and performance, shall in all respects be governed by, and construed in accordance with, the laws of the State of Nevada.

7.5.       Notices. Except as otherwise provided in this Agreement, all notices hereunder shall be in writing and shall be given by mail, personal delivery, overnight courier, telecopy or any other customary means of written communication at the addresses set forth on the signature pages hereof, or at such other addresses as may be specified by written notice to the parties hereto, and shall become effective when received by the addressees.

7.6.        Severability of Provisions. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceable of such provision in any other jurisdiction.

7.7.       Headings. The headings used herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

7.8.       Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date and year first above written.

Seller	Buyer

Edison Nation, Inc.	Pearl 33 Holdings, LLC

/s/ Chris Ferguson	/s/ Christopher Smedley
By: Chris Ferguson, CEO	By: Christopher Smedley
Title: Authorized Agent

Address:	Address:
909 New Brunswick Ave	614 N. Dupont Highway, Suite 201
Phillipsburg, NJ 08865	Dover, DE 19901

RELEASE AGREEMENT

This Release Agreement (“Agreement”) is made as of February 17, 2020 by and between Pearl 33 Holdings, LLC (“Releasor”) and Edison Nation, Inc. (the “Releasee”).

BACKGROUND

The Releasor and Releasee previously entered into a stock purchase and other agreements dated as of February 17, 2020 (collectively “the SPA”), whereby Releasee sold to the Releasor common shares of stock of Cloud B, Inc. (“Cloud B Shares”);

The SPA requires (among other things) that Releasor deliver to Releasee a release in the form of this Agreement.

Accordingly, in consideration of the covenants and agreements in this Agreement, the SPA, the receipt and sufficiency of which are acknowledged, the Releasor and Releasee agrees as follows:

TERMS

1.  In consideration of the receipt of the Cloud B Shares by Releasor, and other good and valuable consideration, Releasor hereby releases and forever discharges the Releasee and its affiliates and each of its or their current and former officers, directors, employees and stockholders, from any and all claims, actions, causes of action, suits, sums of money, debts, dues, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, demands or damages of any nature whatsoever or by reason of any matter, cause or thing regardless of whether known or unknown at present, which against the Releasor ever had, now has or may have arising out of or relating to any transaction, dealing, relationship, conduct, act or omission, or any other matters or things occurring or existing at any time prior to and including the date of this Release relating to the SPA and Cloud B Shares (“Claims”).

2.     This Agreement shall be fully effective and binding upon all parties hereto immediately upon execution of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

Releasor	Releasee

Pearl 33 Holdings, LLC	Edison Nation, Inc,

Christopher Smedley___	/s/ Chris Ferguson______
By: Christopher Smedley	By: Chris Ferguson, CEO
Title: Authorized Agent

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is effective as of February 17, 2020, by and between Edison Nation, Inc., a Nevada corporation (the “Company” or “Edison”), and Pearl 33 Holdings LLC, a Delaware limited liability company (“Indemnitee”). For purposes of this Agreement, the “Company” shall be deemed to include Edison and its subsidiaries, as appropriate.

WHEREAS, Indemnitee purchased shares of common stock in Cloud B, Inc. from Edison (“Cloud B Shares”) under certain stock purchase and agreements (collectively “the SPA”);

WHEREAS, the Company wishes to provide for the indemnification of, and advancement of expenses to, Indemnitee in connection with the Cloud B Shares subject to the limitations set forth herein; and

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, Indemnitee in connection with the Cloud B Shares subject to the limitations set forth herein;

NOW, THEREFORE, in consideration of the foregoing and Indemnitee’s agreement to provide, or continue to provide, services to the Company, the Company and Indemnitee hereby agree as set forth below.

1. Certain Definitions.

(a) “Claim” shall mean any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, whether formal or informal, investigative or other in connection with the Cloud B Shares.

(b) References to the “Company” shall mean Edison Nation, Inc.

(c) “Expenses” shall mean any and all expenses (including attorneys’ fees and all other costs, expenses and obligations) incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or to participate in, any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation, whether formal or informal in connection with the Cloud B Shares.

(d) “Limitation of Indemnification” shall mean that the indemnification is limited to the issuance of 150,000 shares of common stock in Edison Nation, Inc. (“Edison Shares”) to and receipt by Indemnitee, or its nominee, assigns, and/or successors in interest, as set forth in Section 2.

2. Indemnification.

(a) Indemnification of Expenses and Other Liabilities. The Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any Claim by reason of (or arising in part out of) any events occurring prior to the sale of the Cloud B Shares to Indemnitee.

(b) Limitation of Indemnification. The Company shall issue to Indemnitee the Edison Shares or its nominee, assigns, and/or successors in interest, in satisfaction of the Company’s obligations under this Agreement. Edison Nation shall not make any cash or other payments in connection with a Claim, except as set forth in Section 2. (c).

(c) Payment of Expenses. Notwithstanding any other provision of this Agreement, the Company shall indemnify Indemnitee for expenses in connection with defending any Claim as set forth in Section 3.

3. Expenses; Indemnification Procedure.

(a) Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee. The advances to be made hereunder shall be paid by the Company to Indemnitee as soon as practicable but in any event no later than 30 days after written demand by Indemnitee therefor to the Company. Indemnitee hereby agrees to repay to the Company all amounts advanced to Indemnitee hereunder if it is ultimately determined that Indemnitee is not entitled to indemnification hereunder.

(b) Selection of Counsel. In the event the Company shall be obligated hereunder to pay the expenses of any Claim the Company, if appropriate, shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee (not to be unreasonably withheld) upon the delivery to Indemnitee of written notice of the Company’s election so to do.

4. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment of the amounts otherwise indemnifiable hereunder.

5. No Imputation. The knowledge or actions, or failure to act, of any director, officer, agent or employee of the Company or the Company itself shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

6. Exceptions. Notwithstanding any other provision of this Agreement, the Company shall not be obligated for the following:

(a) Claims Initiated by Indemnitee. To indemnify Expenses or Other Liabilities or advance Expenses to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, except  with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement.

(b) Lack of Good Faith. To indemnify Indemnitee for any expenses or other Liabilities incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous.

7. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

9. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise at the Company’s request.

10. Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless as a part of such action a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including costs and Expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action.

11. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

12. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Nevada for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in Washoe County in the State of Nevada, which shall be the exclusive and only proper forum for adjudicating such a claim.

13. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

14. Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Nevada.

15. Amendment and Termination. Due to the uncertain application of any statutes of limitations that may govern any Claim, this Agreement shall be of indefinite duration. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

16. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto. If the Company and Indemnitee have previously entered into an indemnification agreement providing for indemnification of Indemnitee by the Company, the parties’ entry into this Indemnification Agreement shall be deemed to amend and restate such Indemnification Agreement to read in its entirety as, and to be superseded by, this Indemnification Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

EDISON NATION, INC.

/s/ Chris Ferguson
By: Chris Ferguson, CEO	ACKNOWLEDGED AND AGREED TO
BY INDEMNITEE

Pearl 33 Holdings, LLC

/s/ Christopher Smedley
By: Christopher Smedley
Title: Authorized Agent

ASSIGNMENT OF SHARES OF COMMON STOCK

FOR VALUE RECEIVED, Edison Nation, Inc. (“Assignor”) hereby sells, assigns and transfers unto Pearl 33 Holdings, LLC (“Assignee”), 80,065 Shares of the Common Stock (“Stock”) of Cloud B, Inc., a California corporation (the "Company"), standing in its name on the books of the Company.

Dated: February 17, 2020.

Assignor:

Edison Nation, Inc.

/s/ Chris Ferguson

By: Chris Ferguson, CEO

Assignee:

Pearl 33 Holdings, LLC

/s/ Christopher Smedley

By: Christopher Smedley

Title: Authorized Agent

Address:

614 N. Dupont Highway

Suite 210

Dover, DE 19901